SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 6, 2010

INVENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

                                  0-30318                                                                               52-2181734
                                      (Commission File Number)                                         (I.R.S. Employer Identification No.)

500 ATRIUM DRIVE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

INVENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 2.02. Results of Operations and Financial Condition.

On May 6, 2010, inVentiv Health, Inc. (the "Company"), issued a press release announcing its financial results for the three months ended March 31, 2010. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 hereto and is incorporated herein by reference.

The non-GAAP financial measures “adjusted net income attributable to inVentiv Health, Inc.” and “adjusted diluted EPS” discussed in the press release are related to the following factor:

•
Derivative Interest Expense: In the first quarter of 2010, the Company repaid approximately $21 million of its $400 million term loan facility and retired the pro-rata portion of the interest rate hedge.  The Company recorded interest expense of $1.7 million ($1.0 million, net of tax) related to the termination of a portion of the interest rate hedge in the first quarter of 2010.  Net interest expense was adjusted to exclude this adjustment for the first quarter of 2010.

The press release also contains the non-GAAP financial measure “EBITDA”, which is defined as net income attributable to inVentiv Health, Inc. before taxes, interest, depreciation, amortization and the aforementioned adjustment.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. Management believes that the non-GAAP financial measures included in the exhibit, when shown in conjunction with the corresponding GAAP measures, is useful to investors for the reasons discussed above.  Management uses these non-GAAP financial measures in assessing the performance of the Company’s operations on a consistent basis from period to period.

Item 7.01. Regulation FD Disclosure.

Beginning on May 6, 2010, representatives of the Company intend to make certain disclosures on the Company's quarterly earnings call and in other forums, which may include investor conferences and presentations to analysts.  Such disclosures may include the information contained in Exhibit 99.2 attached to this Current Report on Form 8-K. The Company is furnishing the information contained in Exhibit 99.2 pursuant to Regulation FD.

The information contained in Exhibit 99.2 is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in Exhibit 99.2, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure. By furnishing the information in this Item 7.01 and in Exhibit 99.2, the Company makes no admission as to the materiality of any information contained herein or therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press Release dated May 6, 2010.
Exhibit 99.2 Investor Deck dated May 6, 2010.

The information in this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INVENTIV HEALTH, INC.

May 6, 2010
                               by           /s/ David Bassin
                             Name:  David Bassin
                             Title:  Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of inVentiv Health, Inc. dated May 6, 2010
99.2	Investor Deck dated May 6, 2010